UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 19, 2024
Royal Gold, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-13357	84-0835164
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1144 15th Street, Suite 2500, Denver, CO	80202
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (303) 573-1660
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading Symbol	Name of each exchange on which registered:
Common Stock, $0.01 par value	RGLD	Nasdaq Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Royal Gold, Inc. (the “Company” or “Royal Gold”) entered into agreements, effective November 19, 2024, with each of William Heissenbuttel, Paul Libner, and Randy Shefman, extending the terms of each of their respective employment agreements by three months, to April 2, 2025. No other changes were made to the employment agreements.
Item 5.03     Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On November 19, 2024, the Company’s Board of Directors amended the Company’s Amended and Restated Bylaws (the “Bylaws”) to provide that, among other changes, the period for stockholders to give timely notice of proposals (other than pursuant to Rule 14a-8 under the Exchange Act) or nominees to be considered at a meeting of stockholders is not earlier than 120 days nor less than 90 days (instead of 60 days) before (i) the first anniversary of the prior year’s annual meeting of stockholders, in the case of an annual meeting, and (ii) the date of the special meeting of stockholders, in the case of a special meeting, in each case subject to certain requirements and exceptions as set forth in the Bylaws.

The foregoing description of the amendments to the Bylaws does not purport to be complete and is qualified in its entirety by reference to the full text of the amendments, a copy of which is filed as Exhibit 3.1 to this Current Report on Form 8-K and incorporated by reference herein.
Item 8.01     Other Events

Following the amendments to the Bylaws disclosed under Item 5.03, set forth below are the deadlines for stockholders to provide timely notice of proposals or nominees under the Bylaws for the Company’s 2025 annual meeting of stockholders, which replaces the deadlines set forth in the Company’s 2024 proxy statement:
Stockholder Proposals for the 2025 Annual Meeting of Stockholders

	Proposals Pursuant to Rule 14a-8 Under the Exchange Act*	Other Proposals or Nominees to be Presented at the Annual Meeting**
Deadline for proposal to be received by Royal Gold	On or before December 9, 2024 (120 calendar days prior to the anniversary of the mailing date for the 2024 proxy statement)	Between January 23, 2025, and February 22, 2025 (not less than 90 nor more than 120 calendar days prior to the first anniversary of the 2024 annual meeting of stockholders)***
What to include in the proposal	Information required by SEC rules	Information required by the Bylaws
Where to send the proposal	By mail to the Company’s principal executive office: Corporate Secretary, Royal Gold, Inc., 1144 15th Street, Suite 2500, Denver, CO 80202
*Proposals must satisfy SEC requirements, including Rule 14a-8.
**Proposals not submitted pursuant to SEC Rule 14a-8 and any director nominees must satisfy the requirements set forth in the Bylaws, and the deadline stated above is subject to certain exceptions set forth in the Bylaws. In addition to satisfying the requirements set forth in the Bylaws, to comply with the universal proxy rules under the Exchange Act, stockholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than March 24, 2025.
***If the number of directors to be elected at the 2025 annual meeting of stockholders is increased and there is no public announcement by the Company specifying the size of the increased Board of Directors at least 100 days before the first anniversary of the 2024 annual meeting of stockholders, the stockholder’s notice with respect to nominees for any new positions created by the increase must be received not later than the close of business on the 10th day following the day on which the Company first makes the public announcement.

Item 9.01     Financial Statements and Exhibits
(d)    Exhibits

Exhibit No.	Description
3.1	Text of Amendments to Article II, Section 4 of the Amended and Restated Bylaws
104	Cover Page Interactive Data File (formatted as inline XBRL)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Royal Gold, Inc.

Date: November 20, 2024	By:	/s/ David R. Crandall
		Name:	David R. Crandall
		Title:	Vice President, Corporate Secretary and Chief Compliance Officer